STOCK PURCHASE AND SETTLEMENT AGREEMENT

This Stock Purchase and Settlement Agreement (the "Agreement") is entered into December 30, 2016 between Mathew Harrington ("Harrington "), SocialPlay USA, Inc., f/k/a Artesianias Corp., a Nevada corporation ("SocialPlay") and Robert Rosner ("Rosner").

WHEREAS, Harrington is the owner of the following shares of common stock of SocialPlay:

  6,600,000 shares represented by Certificate No. 1063 (displayed on the certificate as 33,000,000 shares prior to a subsequent reverse split); and
  482,000 shares represented by Certificate No. 1104

The shares represented by certificates number 1063 and 1104 are hereinafter referred to as (the "Shares"); and

WHEREAS, Rosner is the Chief Executive Officer of SocialPlay; and

WHEREAS, disputes have arisen amongst the parties with respect to the Shares and other shares of SocialPlay common stock owned by Harrington; and

WHEREAS, Harrington has agreed to convey the Shares to Rosner subject to the terms and conditions set forth below; and

WHEREAS, Rosner desires to purchase the Shares, all subject to the terms and conditions of this Agreement

WHEREAS, the parties wish to resolve all matters related to the Shares and other shareholdings of SocialPlay common stock owned by Harrington; and

WHEREAS, SocialPlay believes that the transfer of the Shares is in the best interests of the Company;

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration it is agreed

1.                   Obligation of Harrington.

Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants herein set forth, Harrington shall deliver the Shares to the Escrow Agent, Jeffrey Klein : (i) the certificates representing the Shares, in negotiable form, duly endorsed with a duly executed stock transfer power, (ii) a Medallion Signature Guaranty or waiver thereof to the stock transfer power in a form and substance satisfactory to Globex Transfer, LLC, (iv) a copy of his government-issued photo identification which shall be provided to the transfer agent, and (iii) any other instruction required for the transfer of the Shares to Buyer conditioned upon Buyer's delivery of the Purchase Price.

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2.                   Obligation of Rosner

Subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants herein set forth, Rosner hereby agrees to purchase from Harrington, and Harrington hereby agrees to sell and deliver to Rosner the Shares, free and clear of any and all liens, claims, options, charges, encumbrances, rights or restrictions of any nature except as required by Rule 144 of the Securities Act.

3.                   Purchase Price

In consideration for the sale of the Shares by Harrington to Rosner and in reliance upon the warranties and representations contained herein, Rosner agrees to pay to Harrington the sum of twenty five thousand dollars ($25,000 US), the ("Purchase Price"). All payments shall be made to the trust account maintained by the Escrow Agent, Jeffrey G. Klein, P.A.

Purchaser shall deliver the Purchase Price via wire transfer to the Escrow Agent, pursuant to the following wire instructions:

PNC BANK

9878 Clint Moore Road Boca Raton, FL 33496 Phone No. 561.482.1449

 Jeffrey G. Klein, IOTA.

ABA No. 043000096

 Account Number: 1216360739

4.                   Authority

Harrington has full authority, power and capacity to enter into this Agreement, or any other agreement as contemplated by this Agreement and to carry out the transactions contemplated hereby. Each agreement when executed by Harrington will constitute the valid and binding obligations of Harrington enforceable in accordance with their respective terms and conditions.

Rosner has full authority, power and capacity to enter into this Agreement, or any other agreement as contemplated by this Agreement and to carry out the transactions contemplated hereby. Each agreement when executed by Rosner will constitute the valid and binding obligations of Rosner enforceable in accordance with their respective terms and conditions.

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5.                   Ownership.

Harrington is the registered and beneficial owner of and has good and marketable title to the Shares and holds the Shares free and clear of all liens, charges and encumbrances whatsoever, except as those mandated by Rule 144 of the Securities Act of 1933, as amended. Harrington has not granted any person a proxy with respect to the Shares that has not expired or been validly withdrawn. Harrington has the right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the registered, legal and beneficial title and ownership of the Shares to Rosner.

6.                   Deliveries

Upon receipt of the Shares and the Purchase Price, the Escrow Agent shall deliver to Harrington the Purchase Price less any fees and costs due the Escrow Agent at the following address:

1568 Merivale Road

Suite 314

Ottawa, Ontario Canada K2G 5Y7

Concurrent with the delivery of the Purchase Price to Harrington , Escrow Agent shall deliver the Shares and the documents described in Section I of this Agreement to Joe Laxague by overnight delivery at the following address:

Lax.ague Law, Inc.

1 East Liberty, Suite 600 Reno, NV 8950I

7.                   Satisfaction of Obligations.

Delivery of the Purchase Price to Harrington and the Shares and the documents described in Section 1 of this Agreement to Laxague shall constitute satisfaction of all rights and responsibilities of the parties to the Agreement.

8.                   Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Agreement is non-assignable without the prior written consent of the non-assigning party.

9.                   Severability

If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

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10.                Totality of Agreement

This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto and thereto have made no agreements, representations or warranties, whether written or oral, relating to the subject matter of this Agreement which are not set forth herein. No amendment or modification of this Agreement shall be valid unless made in writing and signed by each of the parties hereto.

10.                Notice

All correspondence to the respective parties shall be sent to:

Mathew Harrington c/o Jeffrey Klein 30l Yamato Road Suite 1240 Boca Raton, FL 33431	Robert Rosner c/o Joe Laxague l East Liberty, Suite 600 Reno, NV 8950 1

11.                Release

Concurrent with the execution of the Settlement Agreement, the parties shall execute a joint and mutual release which is attached hereto and marked Exhibit A.

12.                Governing Law

This Agreement shall be governed by the laws of the state of Florida. lo the event of litigation, the prevailing party shall be entitled to recover all costs including attorney's fees.

13.                Jurisdiction

The parties irrevocably and unconditionally agree that the exclusive place of jurisdiction for any action, suit or proceeding ("Actions") relating to this Agreement shall be in the courts of Palm Beach County, Florida, the jurisdiction where the Escrow Agent resides. Each party irrevocably and unconditionally waives any objection he may have to the venue of any Action brought in such courts or to the convenience of the forum. Final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of any party therein described.

14.                Survivals

The parties agree that the representations and warranties contained herein or made hereunder shall survive the Closing.

15.                Entirety of the Agreement

This Agreement constitutes the entire agreement between the parties and supersedes and cancels any and all prior agreements between the parties relating to its subject matter. The representations, warranties, covenants and conditions of the obligations of the parties hereto may not be orally amended, modified or

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altered in a writing signed by each of the parties.

16.                Waivers

Any failure of either party hereto to comply with any of its obligations or agreements, or to fulfill conditions herein contained may be waived in writing by the other party. No waiver by any party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

17.                Counterparts

This Agreement may be executed in several counterparts and all so executed shall constitute one agreement, binding upon all of the parties hereto, notwithstanding that not all of the parties are signatory to the original or the same counterpart.

18.                Successors.

The terms covenants and conditions of the Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

19.                Binding Agreement.

This Agreement represents the entire agreement among the parties hereto with respect to the matters described herein and is binding upon and shall inure to the benefit of the parties hereto and their legal representatives. This Agreement may not be assigned and, except as stated herein, may not be altered or amended except in writing executed by the party to be charged.

The foregoing is executed as of the date set forth next to each signatory.

/s/ Mathew Harrington	Date: December 30, 2016
/s/ Robert Rosner	Date: December 30, 2016

SocialPlay, Inc. /s/ Robert Rosner By: Robert Rosner	Date: December 30, 2016

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